                                                                   EXHIBIT 10.13

                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT (the "Sublease") is dated as of February 12,1996 by and between RENAL CARE GROUP TEXAS, INC., a Texas business corporation ("Tenant") and TYLER DIALYSIS & TRANSPLANT ASSOCIATES, P.A., a Texas professional association ("Subtenant") (the words "Tenant" and "Subtenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

                              W I T N E S S E T H:

         WHEREAS, Tenant and James R. Cotton, M.D., Thomas A. Lowery, M.D., Roy
D. Gerard, Jr., M.D. and Kevin A. Curran, M.D.(collectively, "Landlord") have entered into that certain Lease Agreement date of even date herewith (the "Lease") for approximately 10,092 square feet of space at 807 E. First Street, Tyler, Texas 75701 (the "Demised Premises"); and

         WHEREAS, Tenant desires to sublease to Subtenant and Subtenant desires to sublease from Tenant approximately 2,727 square feet of the Demised Premises (the "Subleased Space") upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises, Ten and No/100 Dollars ($10.00) in hand paid by each party to the other, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following:

         1. Term. Tenant does hereby lease and demise unto Subtenant, and Subtenant does hereby hire, lease and accept, from Tenant the Subleased Space for a term (the "Term") commencing on February 12, 1996 (the "Commencement Date") and continuing until the earlier of (i) the second anniversary of the Commencement Date or (ii) expiration or earlier termination of the Lease. The Subleased Space is being leased by Tenant to Subtenant "as is" and Tenant shall not be obligated to construct any demising walls or make any improvements whatsoever with regard to the Subleased Space.

         2. Rent. Subtenant shall pay to Tenant, at the address set forth in the next sentence, $2,727 per month as minimum guaranteed rental ("Rent") for the Subleased Space, payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term with appropriate prorations for partial months. The address for rent payments is as follows:

                 RENAL CARE GROUP TEXAS, INC.
                 807 East First Street
                 Tyler, Texas 75701

3. Operating Expense. Subtenant agrees to pay to Tenant, as additional rental and in the same manner as Rent is paid, Subtenant's pro rata share of operating expenses for the Subleased Space. "Operating expenses," as such term is used herein, shall mean all charges for electricity, water, gas, telephone service, sewerage service and other utilities furnished to the Demised Premises; all costs incurred by Tenant in maintaining or repairing the exterior of the building, the parking lot, landscaping, and common utility services; real estate ad valorem taxes or taxes levied in lieu thereof; assessments and other governmental charges; and insurance premiums paid with respect to the Demised Premises during the Term. Subtenant's pro rata share of operating expenses shall be determined by multiplying the operating expenses by a fraction, the numerator of which is the number of square feet in the Subleased Space and the denominator of which is the number of square feet in the Demised Premises.

         4.      Renewal Options.

                 (a) Tenant hereby grants to Subtenant four (4) consecutive options to extend the Term for a period of two (2) years each time, each option to be exercised by Subtenant giving written notice of its exercise to Tenant in the manner provided in this Sublease at least one hundred eighty
(180) days prior to (but not more than two hundred ten (210) days prior to) the expiration of the Term, as it may have been previously extended. No extension option may be exercised by Subtenant if an event of default has occurred and is then continuing or any facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an event of default either at the time of exercise of the option or at the time the applicable Term would otherwise have expired if the applicable option had not been exercised.

                 (b) The Rent for each option term shall be determined by multiplying the Minimum Guaranteed Rental under the Lease for the same period as the option term by a fraction, the numerator of which is the number of square feet in the Subleased Space and the denominator of which is the number of square feet in the Demised Premises.

                 (c) Except for the Rent, which shall be determined as set forth in subparagraph (b) above, leasing of the Sublease Space by Subtenant for the applicable extended term shall be subject to all of the same terms and conditions set forth in this Sublease, including Subtenant's obligation to pay Subtenant's share of Operating Expenses as provided in this Sublease.

         5. Relationship to Lease. This Sublease and all of Subtenant's rights hereunder are expressly subject to and subordinate to all of the terms of the Lease, a copy of which is attached hereto and incorporated herein as Exhibit A. Subtenant hereby agrees to assume all obligations of Tenant under the Lease with respect to the Subleased Space. Subtenant hereby acknowledges that Subtenant shall look solely to Landlord for the performance of all the Landlord's obligations under the Lease and that Tenant shall not be obligated to provide any services to Subtenant or otherwise perform any obligations in connection with this Sublease. Subtenant acknowledges that any termination of the Lease will result in a termination of the Sublease.

       6. Use. Subtenant's use of the Subleased Space shall be strictly in accordance with the use provisions of the Lease.

       7. Default. Any act or omission by Subtenant that would constitute a default under the Lease shall, subject to the same notice and cure provisions provided in the Lease, be deemed a default by Subtenant under this Sublease.
In addition, any failure by Subtenant to pay Rent when due (and the continuance of such failure for five (5) days following notice from Tenant to Subtenant) or any failure by Subtenant to perform any other obligations required under this Sublease, shall be deemed a default hereunder. Any such default by Subtenant shall entitle Tenant to exercise any and all remedies available to Landlord under the Lease or any other remedies available at law or in equity under the laws of the State of Texas.

       8. Quiet Enjoyment. Provided Subtenant has performed its obligations hereunder, Subtenant shall have the quiet enjoyment of the Subleased Space during the Term without interference by Tenant or anyone claiming by, through or under Tenant. Tenant shall comply with its obligations under the Lease.

       9. Insurance and Indemnities. Subtenant hereby agrees to indemnify and hold Landlord and Tenant harmless, with regard to Subtenant's leasing and use of the Subleased Space, to the same extent that Tenant is required to indemnify and hold Landlord harmless with respect to the Demised Premises under the Lease. Likewise, Subtenant hereby agrees to obtain and provide evidence satisfactory to Tenant, on or before the date of this Sublease, that Subtenant is carrying insurance in the same amounts and of the same types required to be carried by Tenant under the Lease with regard to the Demised Premises.

       10. Subleasing and Assignment. Subtenant shall have no right to sublease or assign its rights under this Sublease or its rights with regard to the Subleased Space without the prior written consent of Tenant, which consent may be withheld in Tenant's sole discretion.

       11. Condition of Subleased Space. Upon the expiration or earlier termination of this Sublease, Subtenant shall return the Subleased Space to Tenant in the condition required by the Lease, normal wear and tear and damage by casualty (not otherwise required to be insured against by Subtenant) or condemnation excepted.

       12. Miscellaneous. This Sublease shall be governed by the laws of the State of Texas. Time shall be of the essence with regard to the obligations under this Sublease. This Sublease supersedes all prior discussions and agreements between the parties and incorporates their entire agreement. Any capitalized term used in this Sublease which is not defined herein shall have the same meaning attributable to that term in the Lease.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.


                                      TENANT:

                                      RENAL CARE GROUP TEXAS, INC.


                                      By:     /s/ Roy D. Gerard, Jr., M.D.
                                              ----------------------------
                                         Name:    Roy D. Gerard, Jr., M.D.
                                              ----------------------------
                                           Title: President
                                                 --------------



                                      SUBTENANT:

                                      TYLER DIALYSIS & TRANSPLANT
                                      ASSOCIATES, P.A.


                                      By:     /s/ Roy D. Gerard, Jr., M.D.
                                              ----------------------------
                                         Name:    Roy D. Gerard, Jr., M.D.
                                              ----------------------------
                                           Title: President
                                                 --------------


         Landlord, as landlord under the Lease, does hereby consent to the subleasing by Tenant to Subtenant of the Subleased Space.


                                      LANDLORD:


                                      /s/ James R. Cotton, M.D.
                                      -------------------------
                                      JAMES R. COTTON, M.D.


                                      /s/ Thomas A. Lowery, M.D.
                                      --------------------------
                                      THOMAS A. LOWERY, M.D.


                                      /s/ Roy D. Gerard, Jr., M.D.
                                      ----------------------------
                                      ROY D. GERARD, JR., M.D.


                                      /s/ Kevin A. Curran, M.D.
                                      -------------------------
                                      KEVIN A. CURRAN, M.D.

                               LEASE AGREEMENT


                                   (TYLER)


THE STATE OF TEXAS

COUNTY OF SMITH

     This lease is entered into by and between the Landlord and the Tenant hereinafter named.


ARTICLE 1. DEFINITIONS AND CERTAIN BASIC PROVISIONS:
     1.1    (a)     "Landlord":                                         JAMES R. COTTON, M.D.
                                                                        THOMAS A. LOWERY, M.D.
                                                                        ROY D. GERARD, JR. M.D.
                                                                        KEVIN A. CURRAN, M.D.

            (b)     Landlord's Address:                                 807 East First Street
                                                                        Tyler, Texas 75701

            (c)     "Tenant":                                           RENAL CARE GROUP TEXAS, INC.

            (d)     Tenant's Address:                                   1501 West End Avenue, Suite 1100
                                                                        Nashville, Tennessee 37203

            (e)     Tenant's Trade Name:                                WATSON WISE REGIONAL DIALYSIS CENTER

            (f)     "Demised Premises":                                 The property described on Exhibit A attached
                                                                        to this lease, including a building of
                                                                        approximately 20,092 square feet

            (g)     "Lease Term":                                       Ten (10) years

            (h)     "Commencement Date":                                The Closing of the transaction contemplated
                                                                        under that certain Amended and Restated
                                                                        Transfer Agreement (Stock Transfer) dated as
                                                                        of November 5, 1995 between RENAL CARE
                                                                        GROUP, INC. and Tenant's predecessor in
                                                                        interest, TYLER NEPHROLOGY ASSOCIATES, P.A.

            (i)     Minimum Guaranteed Rental:                          TWENTY THOUSAND NINETY-TWO AND NO/100
                                                                        ($20,092.00) DOLLARS per month for the first
                                                                        five (5) years.  Beginning with and including
                                                                        the sixty-first (61st) month, the Minimum
                                                                        Guaranteed Rental shall be increased to
                                                                        reflect the percentage increase in the
                                                                        Bureau of Labor Statistics of the United
                                                                        States Department of Labor, Consumer Price
                                                                        Index, "All Urban Consumers, U.S. City
                                                                        Average, All Items" ("Index").  Such
                                                                        increase shall be calculated for the period
                                                                        from and including the month in which the
                                                                        Commencement Date falls through and inclu-
                                                                        ding the sixtieth (60th) month of this
                                                                        lease.  If the Index is discontinued, the
                                                                        parties agree to accept such substitute
                                                                        Index or formula as may be designated or
                                                                        promulgated by the United States Bureau of
                                                                        Labor Statistics or some other mutually
                                                                        acceptable replacement or substitute for the
                                                                        Index.

            (j)     Permitted Use:                                      For no other purpose than the operation of a
                                                                        dialysis clinic.




     1.2 Each of the foregoing definitions and basic provisions shall be construed in conjunction with and limited by the reference thereto in the other provisions of this lease.

                                  EXHIBIT "A"

ARTICLE 2.  GRANTING CLAUSE.

       In consideration of the obligation of Tenant to pay rent as herein provided in consideration of the other terms, covenants and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, the Demised Premises, TO HAVE AND TO HOLD said premises for the Lease Term, and upon the terms and conditions set forth in this lease.

ARTICLE 3.  OCCUPANCY AND ACCEPTANCE OF PREMISES.

       3.1 By occupying the Demised Premises, Tenant shall be deemed to have accepted the same and to have acknowledged that the same comply fully with Landlord's covenants and obligations hereunder.

ARTICLE 4.  RENT.

       4.1 Rental shall accrue hereunder from the Commencement Date, and shall be payable to Landlord at Landlord's address.

       4.2 Tenant shall pay Minimum Guaranteed Rental in monthly installments in the amounts specified in Article 1.1(i) above. The first such monthly installment shall be prepaid, and subsequent installments shall be due on the fist day of each succeeding calendar month during the Lease Term.

       4.3 It is understood that the Minimum Guaranteed Rental is payable on or before the first day of the month without offset or deduction of any nature. In the event any rental payment is received more than five (5) days after its due date for any reason whatsoever it is agreed that the Minimum Guaranteed Rental for that month shall be increased by an amount equal to ten percent (10%) of the Minimum Guaranteed Rental due as a service and processing fee. If any rental shall remain unpaid for thirty (30) days after the rental payment is due the Minimum Guaranteed Rental for that month shall be further increased by an additional ten percent (10%) service and processing fee (for a total of twenty percent (20%)) of the Minimum Guaranteed Rental due. Any such increase shall be payable as additional rent hereunder and shall be payable immediately upon demand. If any such increased rental is payable more than twice during one calendar year of the Lease Term, or if twice during one calendar year of the Lease Term a check of Tenants shall not be paid by Tenant's bank immediately upon presentation, Landlord may require, by giving written notice to Tenant, (and in addition to any penalty arising out of the above) that all future rental payments are to be made by cash, cashier's check, or money order, and that the delivery of Tenant's personal or corporate check will no longer constitute a payment of rental as provided in this lease. Any acceptance of personal or corporate checks thereafter by Landlord shall not be construed as a subsequent waiver of said rights.

ARTICLE 5.  USE AND CARE OF PREMISES, COVENANT TO CONTINUOUSLY OPERATE.

       5.1 The Demised Premises may be used only for the purposes specified in Article 1.1(j) above and for no other purpose without the prior written consent of Landlord. Tenant shall not at any time leave the Demised Premises vacant, but shall in good faith continuously throughout the Lease Term conduct and carry on in the entire Demised Premises the type of business for which the Demised Premises are leased. Tenant shall operate its business in a reputable manner.

       5.2 All property kept, stored, or maintained within the Demised Premises by Tenant shall be at Tenant's sole risk.

       5.3 Tenant shall not permit any objectionable or unpleasant odors nor any sounds to emanate from the Demised Premises, nor place or permit any radio, television, loud-speaker, or amplifier on the roof or outside the Demised Premises or where the same can be seen or heard from outside the building; nor place any antenna, awning, or other projection on the exterior of the Demised Premises; nor take any other action which would constitute a nuisance.

       5.4 Tenant shall take good care of the Demised Premises and keep the same free from waste at all times. Tenant shall keep the Demised Premises and sidewalks, serviceways and loading areas adjacent to the Demised Premises neat, clean and free from dirt and rubbish at all times, and shall store all trash and garbage within the Demised Premises, arranging for the regular pick-up of such trash and garbage at Tenant's expense. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord. Tenant shall not operate an incinerator or burn trash or garbage on the Demised Premises. Tenant shall be responsible for removal and disposition of all hazardous wastes.

       5.5 Tenant shall procure at its sole expense any permits and licenses required for the transaction of business in the Demised Premises and otherwise comply with applicable laws, ordinances and governmental regulations. Tenant shall, and will be responsible for causing its employees, subtenants, licensees and concessionaires to comply with all reasonable rules and regulations which Landlord, in its discretion, may prescribe for the Demised Premises.

ARTICLE 6.  MAINTENANCE AND REPAIRS.

       6.1 Tenant shall bear all expenses incurred in maintaining the Demised Premises. Such expenses shall include, but shall not be limited to maintenance of the roof, foundation, parking lot and the structural soundness of the exterior walls.

       6.2 Tenant shall keep the Demised Premises in good clean condition and shall at its sole cost and expense keep the Demised Premises free of insects, rodents and other pests and make all needed repairs and replacements, including replacement of cracked or broken glass, fire protection, sprinkler systems, electrical, heating, air conditioning and plumbing, fixtures, systems, ducts, conduits, pipes and wiring in, under and above the Demised Premises. If any repairs required to be made by Tenant hereunder are not made within ten
(10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to Tenant's business by reason of such repairs, and Tenant shall pay the Landlord upon demand as additional rental hereunder the cost of such repairs plus interest at the rate of ten percent (10%) per annum from the date of payment by Landlord until repaid by Tenant. At the expiration of this lease Tenant shall surrender the Demised Premises in good condition, reasonable wear and tear, and loss by fire or other casualty excepted.

       6.3 Tenant, at its sole cost, shall maintain the heating, ventilating and air conditioning system for the Demised Premises in good condition and repair throughout the Lease Term. As a part of this maintenance obligation, Tenant shall enter into an annual contract with an air conditioning repair firm, fully licensed by the state of Texas to repair air conditioning units, which firm shall:

              (a) regularly service the air conditioning unit(s) on the Demised Premises on a semi-annual basis, changing belts, filters and other parts as required;

              (b) perform emergency and extraordinary repairs on the air conditioning unit(s); and

              (c) keep a detailed record of all services performed on the Demised Premises and prepare a yearly service report to be furnished to the Tenant at the end of each calendar year.

Not later than thirty (30) days prior to the Commencement Date and annually thereafter, Tenant shall furnish to Landlord a copy of the air conditioning maintenance contract described above and proof that the annual premium for the maintenance contract has been paid. Nothing stated hereinabove shall limit Tenant's obligation to maintain the air conditioning unit(s) in good condition and repair throughout the Lease Term. Tenant agrees to change the filters on such unit(s) monthly.

ARTICLE 7.  ALTERATIONS.

       7.1 Tenant shall not make any alterations, additions or improvements to the Demised Premises without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting, or otherwise defacing the Demised Premises. All alterations, additions, improvements and fixtures (other than unattached, movable trade fixtures) which may be made or installed by either party upon the Demised Premises, including any floor covering cemented or adhesively attached, shall remain upon and be surrendered with the Demised Premises and become the property of Landlord at the termination of this lease, unless Landlord requests their removal in which event Tenant shall remove the same and restore the Demised Premises to their original condition at Tenant's expense.

        7.2 All construction work done by Tenant within the Demised Premises shall be performed in a good workmanlike manner, in compliance with all governmental requirements, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Demised Premises. Tenant agrees to indemnify Landlord and hold him harmless against any loss, liability, or damage resulting from such work, and Tenant shall, if requested by Landlord, furnish bond or other security satisfactory to Landlord against any such loss, liability, or damage.

ARTICLE 8.  LANDLORD'S RIGHT OF ACCESS; USE OF ROOF.

        Landlord shall have the right to enter upon the Demised Premises at any time upon reasonable prior notice to Tenant (except in the event of an emergency) for the purpose of inspecting the same, or of making repairs to the Demised Premises, or removing hazardous materials, if any; or of making repairs, alterations, or additions to adjacent Demised Premises, or of showing the Demised Premises to prospective purchasers, lessees, or lenders. Use of the roof above the Demised Premises is reserved to Landlord.

ARTICLE 9.  UTILITIES.

        9.1 Landlord agrees to provide at the Commencement Date the utility service connections necessary to supply water, electricity, telephone service and sewerage service to the Demised Premises. Any changes to existing service due to Tenant's occupancy is Tenant's expense.

       9.2 Tenant shall promptly pay all charges for electricity, water, gas, telephone service, sewerage service and other utilities furnished to the Demised Premises including initial connection charges and shall furnish all electric light bulbs and tubes.

       9.3 Landlord shall not be liable for any interruption whatsoever in utility services.

ARTICLE 10.  INDEMNITY AND PUBLIC LIABILITY INSURANCE.

       10.1 Landlord shall not be liable to Tenant or to Tenant's employees, agents, or visitors, or to any other person whomsoever, for any injury to person or damage to property on or above the Demised Premises caused by the negligence or misconduct of Tenant, its employees, subtenants, licensees, or concessionaires, or of any other person entering the Demised Premises under express or implied invitation of Tenant, or arising out of the use of the Demised Premises by Tenant and the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations hereunder; and Tenant hereby agrees to indemnify Landlord and hold it harmless from any loss, expense, or claims arising out of such damage or injury.

       10.2 Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost an expense, insuring both Landlord and Tenant against all claims, demands, or actions arising out of or in connection with Tenant's use or occupancy of the Demised Premises, or by the condition of the Demised Premises, the limits of such policy or policies to be in an amount of not less than ONE MILLION AND NO/100 ($1,000,000.00) DOLLARS in respect of injuries or death to any one accident or disaster, and in an amount of not less than ONE MILLION AND NO/100 ($1,000,000.00) DOLLARS in respect to property damage, and to be written by insurance companies reasonably satisfactory to Landlord. The limit of said insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may carry said insurance under a blanket policy providing an endorsement naming Landlord as an additional insured is attached thereto. Tenant shall obtain a written obligation of the part of each insurance company to notify Landlord at least ten (10) days prior to cancellation of such insurance. Such policies or duly executed certificates of insurance shall be promptly delivered to Landlord and renewals thereof as required shall be delivered to Landlord at least forty-five
(45) days prior to the expiration of the respective policy terms. If Tenant should fail to comply with the foregoing requirements relating to insurance, upon 30 days prior written notice and opportunity to cure, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand as additional rent hereunder the premium cost thereof plus interest at a rate of ten percent (10%) per annum from date of payment by Landlord until repaid by Tenant.

ARTICLE 11.  NON-LIABILITY FOR CERTAIN DAMAGES.

       Landlord and Landlord's agents and employees shall not be liable to Tenant for any injury to person or damage to property caused by the Demised Premises or other portions of the Demised Premises being or becoming out of repair or by defect in or failure of equipment, sprinkler systems, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping, or flowing into the Demised Premises, nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of third parties or other tenants of the Demised Premises.

ARTICLE 12.  DAMAGE BY CASUALTY.

       12.1 Tenant shall give immediate written notice to Landlord of any damage caused to the Demised Premises by fire or other casualty.

       12.2 In the event that the Demised Premises shall be damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and Landlord does not elect to terminate this lease as hereinafter provided, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Demised Premises, and this lease shall continue in force and effect. If the Demised Premises or any part of the Demised Premises is damaged by fire or other casualty to such an extent that rebuilding thereof cannot reasonably be completed within ninety (90) days after such casualty, then Landlord may elect either to terminate this lease or to proceed to rebuild and repair the Demised Premises, or other part of the Demised Premises. Landlord shall give written notice to Tenant of such election within sixty (60) days after the occurrence of such casualty.

       12.3 Landlord's obligation to rebuild and repair under this Article 12 shall in any event be limited to restoring the Demised Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any work performed by and improvements, fixtures and equipment installed by Tenant. Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence and at Tenant's sole cost and expense to restore, repair and replace all alterations, additions, improvements, fixtures, signs and equipment installed by Tenant. Tenant agrees at all times to keep its merchandise, fixtures and other property situated within the Demised Premises insured against fire and other casualties.

       12.4 Tenant agrees that during any period of reconstruction or repair of the Demised Premises it will continue the operation of its business within the Demised Premises to the extent practicable. During the period from the occurrence of the casualty until Landlord's repairs are completed, the Minimum Guaranteed Rental shall be reduced to such extent as may be fair and reasonable under the circumstances.

ARTICLE 13. EMINENT DOMAIN.

        13.1 If more than twenty percent (20%) of the floor area of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance, or regulation or by right of eminent domain or by private purchase in lieu thereof, this lease shall terminate. Upon any such termination the rent shall be abated during the unexpired portion of this lease, effective on the date physical possession is taken by the condemning authority.

        13.2 If twenty percent (20%) or less of the Demised Premises should be taken as aforesaid, this lease shall not be terminated (except as provided above); however, the Minimum Guaranteed Rental payable hereunder during the unexpired portion of this lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Landlord shall make all necessary repairs or alterations to the remaining Demised Premises required to make the remaining portions of the Demised Premises an architectural whole, exclusive of any work performed by Tenant and improvements, fixtures and equipment installed by Tenant.

        13.3 All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Demised Premises or Common Area shall be the property of Landlord; and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for the taking of Tenant's fixtures and other property if a separate award for such items is made to Tenant.

ARTICLE 14. ASSIGNMENT AND SUBLETTING.

        14.1 Tenant shall not assign, mortgage, encumber, or in any manner transfer this lease or any estate or interest therein, or sublet the Demised Premises or any part thereof, or grant any license, concession, or other right of occupancy of any portion of the Demised Premises without the prior written consent of Landlord. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this lease shall at all times remain fully and primarily responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this lease.

        14.2 In the event of the transfer and assignment by Landlord of its interest in this lease and in the Demised Premises to a person expressly assuming Landlord's obligations under this lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to attorn to and look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto. Tenant agrees promptly to execute such documents as shall evidence recognizing of such succession to Landlord and attornment by Tenant.

ARTICLE 15.  PROPERTY TAXES AND INSURANCE.

        15.1 Tenant shall be liable for all taxes levied against personal property and fixtures placed by Tenant in the Demised Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and fixtures placed by Tenant in the Demised Premises or increased due to capital improvements to the Demised Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

        15.2 Tenant shall pay to Landlord each year, as additional rental, upon demand, the ad valorem taxes, or taxes levied in lieu thereof, assessments and other governmental charges and insurance premiums paid with respect to the Demised Premises during the Lease Term. The payment to be made by Tenant for the tax year in which this lease terminates shall bear the same ratio to the payment which would be required to be made for the full tax year as the number of lease months falling within such tax year bears to full tax year.

        15.3 If, through the efforts of outside consultants, taxes to be paid by Tenant are lowered from initial renditions, the Tenant shall pay the cost of such consultants, but in no event shall Tenant pay more than it would have under such initial rendition.

        15.4 In the event a tax on rentals is now or hereafter imposed, such tax shall be paid upon demand by Tenant to Landlord as additional rental hereunder.

ARTICLE 16. DEFAULT BY TENANT AND REMEDIES.

        16.1 The following events shall be deemed to be events of default by Tenant under this lease:

        (a) Tenant shall fail to pay any installment of rent hereunder and such failure shall continue for a period of ten (10) days after receipt of written notice from Landlord.

        (b) Tenant shall fail to comply with any term, provision, or covenant of this lease, other than the payment of rent, and shall not cure such failure within fifteen (15) days after receipt of written notice thereof to Tenant.

        (c) Tenant or any guarantor of Tenant's obligations under this lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

        (d) Tenant or any guarantor of Tenant's obligations under this lease shall file a petition under any section or chapter of the Bankruptcy Reform Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant's obligations under this lease shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligations under this lease thereunder.

        (e) A receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations under this lease.

        (f) Tenant shall desert or vacate any substantial portion of the Demised Premises for more than 10 consecutive days.

        (g) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises and fails to discharge, bond such lien or post security with Landlord within 30 days after receipt by Tenant or written notice thereof.

Upon the occurrence of any such events of default, Landlord shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever:

        (a) Terminate this lease in which event Tenant shall immediately surrender the Demised Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise.

        (b) Enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and, if Landlord so elects, relet the Demised Premises on such terms as Landlord may deem advisable and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. No re-entry or retaking possession of the Demised Premises by Landlord shall be construed as an election to terminate this lease, unless Landlord furnishes to Tenant a written notice of termination.

        (c) Enter upon the Demised Premises by force if necessary without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on written demand for any expenses which Landlord may incur in this effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or provided by law, nor shall pursuit of any other such remedy constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon a default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this lease or the deficiency arising by reason of any reletting by Landlord as above provided, allowance shall be made for the expenses of repossession and any repairs of remodeling undertaken by Landlord following repossession.

        16.2 In the event that at any time during the Lease Term either Landlord or Tenant shall institute any action or proceeding against the other, then, and in that event, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorney's fees and disbursements incurred therein by the successful party.

ARTICLE 17.  LANDLORD'S LIEN.

        IN ADDITION TO THE STATUTORY LANDLORD'S LIEN, LANDLORD SHALL HAVE AT ALL TIMES A VALID SECURITY INTEREST TO SECURE PAYMENT OF ALL RENTALS AND OTHER SUMS OF MONEY BECOMING DUE HEREUNDER FROM TENANT, AND TO SECURE PAYMENT OF ANY DAMAGES OR LOSS WHICH LANDLORD MAY SUFFER BY REASON OF THE BREACH BY TENANT OF ANY COVENANT, AGREEMENT, OR CONDITION CONTAINED HEREIN, UPON ALL GOODS, WARES, EQUIPMENT, FIXTURES, FURNITURE, IMPROVEMENTS AND OTHER PERSONAL PROPERTY OF TENANT PRESENTLY, OR WHICH MAY HEREAFTER BE, SITUATED ON THE DEMISED PREMISES, AND ALL PROCEEDS

THEREFROM, AND SUCH PROPERTY SHALL NOT BE REMOVED THEREFROM WITHOUT THE
WRITTEN CONSENT OF LANDLORD UNTIL ALL ARREARAGES IN RENT AS WELL AS ANY AND ALL OTHER SUMS OF MONEY THEN DUE TO LANDLORD HEREUNDER SHALL FIRST HAVE BEEN PAID AND DISCHARGED AND ALL THE COVENANTS, AGREEMENTS AND CONDITIONS HEREOF HAVE BEEN FULLY COMPLIED WITH AND PERFORMED BY TENANT. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT BY TENANT, LANDLORD MAY, IN ADDITION TO ANY OTHER REMEDIES PROVIDED HEREIN OR UNDER THE UNIFORM COMMERCIAL CODE AS ADOPTED BY THE STATE IN WHICH THE DEMISED PREMISES ARE LOCATED (INCLUDING WITHOUT LIMITATION TEXAS
SECTION 9.505(B) THEREOF OR ITS EQUIVALENT), ENTER UPON THE DEMISED PREMISES AND TAKE POSSESSION OF ANY AND ALL GOODS, WARES, EQUIPMENT, FIXTURES, FURNITURE, IMPROVEMENTS AND OTHER PERSONAL PROPERTY OF TENANT SITUATED ON THE DEMISED PREMISES, WITHOUT LIABILITY FOR TRESPASS OR CONVERSION, AND SELL THE SAME AT PUBLIC OR PRIVATE SALE, WITH OR WITHOUT HAVING SUCH PROPERTY AT THE SALE, AFTER GIVING TENANT REASONABLE NOTICE OF THE TIME AND PLACE OF ANY PUBLIC SALE OR OF THE TIME AFTER WHICH ANY PRIVATE SALE IS TO BE MADE, AT WHICH SALE THE LANDLORD OR ITS ASSIGNS MAY PURCHASE UNLESS OTHERWISE PROHIBITED BY LAW, UNLESS OTHERWISE PROVIDED BY LAW, AND WITHOUT INTENDING TO EXCLUDE ANY OTHER MANNER OF GIVING TENANT REASONABLE NOTICE, THE REQUIREMENT OF REASONABLE NOTICE SHALL BE MET IF SUCH NOTICE IS GIVEN IN THE MANNER PRESCRIBED IN THIS LEASE AT LEAST TEN (10) DAYS BEFORE THE TIME OF SALE. ANY SALE MADE PURSUANT TO THE PROVISION OF THIS PARAGRAPH SHALL BE DEEMED TO HAVE BEEN A PUBLIC SALE CONDUCTED IN A COMMERCIALLY REASONABLE MANNER IF HELD IN THE ABOVE DESCRIBED DEMISED PREMISES OR WHERE THE PROPERTY IS LOCATED AFTER THE TIME, PLACE AND METHOD OF SALE AND A GENERAL DESCRIPTION OF THE TYPES OF PROPERTY TO BE SOLD HAVE BEEN ADVERTISED IN A DAILY NEWSPAPER PUBLISHED IN THE COUNTY IN WHICH THE DEMISED PREMISES IS LOCATED FOR FIVE (5) CONSECUTIVE DAYS BEFORE THE DATE OF THE SALE. THE PROCEEDS FROM ANY SUCH DISPOSITION, LESS ANY AND ALL EXPENSES CONNECTED WITH THE TAKING OF POSSESSION, HOLDING AND SELLING OF THE PROPERTY (INCLUDING REASONABLE ATTORNEY'S FEES AND LEGAL EXPENSES), SHALL BE APPLIED AS A CREDIT AGAINST THE INDEBTEDNESS SECURED BY THE SECURITY INTEREST GRANTED IN THIS PARAGRAPH. ANY SURPLUS SHALL BE PAID TO TENANT OR AS OTHERWISE REQUIRED BY LAW; THE TENANT SHALL PAY ANY DEFICIENCIES FORTHWITH. UPON REQUEST BY LANDLORD, TENANT AGREES TO EXECUTE AND DELIVER TO LANDLORD A FINANCING STATEMENT IN FORM SUFFICIENT TO PERFECT THE SECURITY OF LANDLORD IN THE AFOREMENTIONED PROPERTY AND PROCEEDS THEREOF UNDER THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE IN FORCE IN THE STATE IN WHICH THE DEMISED PREMISES IS LOCATED. THE STATUTORY LIEN FOR RENT IS NOT HEREBY WAIVED, THE SECURITY INTEREST HEREIN GRANTED BEING IN ADDITION AND SUPPLEMENTARY THERETO.

ARTICLE 18.  HOLDING OVER.

        In the event Tenant remains in possession of the Demised Premises after the expiration of this lease and without the execution of a new lease, it shall be deemed to be occupying said Demised Premises as a Tenant from month to month at a rental equal to the rental herein provided plus twenty-five percent (25%) of such amount and otherwise subject to all the conditions, provisions and obligations of this lease insofar as the same are applicable to a month tenancy.

ARTICLE 19.  SUBORDINATION.

        Tenant accepts this lease subject and subordinate to any mortgage, deed of trust, or other lien presently existing upon the Demised Premises or the Demised Premises as a whole, and to any renewals and extensions thereof; but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust, or other lien to this lease.
Landlord is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, deed of trust, or other lien hereafter placed upon the Demised Premises or the Demised Premises as a whole, and Tenant agrees upon demand to execute such further instruments subordinating this lease as Landlord may request, provided such subordination shall be upon the express condition that this lease shall be recognized by the mortgagee, and that the rights of Tenant shall remain in full force and effect during the Lease Term so long as Tenant shall continue to perform all of the covenants and conditions of this lease.

ARTICLE 20.  NOTICES.

        Whenever any notice is required or permitted hereunder, such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, Return Receipt Requested, addressed to the parties hereto at the respective addresses set out in Article 1.1 above (even if Tenant shall have vacated) or at such other addresses as they have theretofore specified by written notice. If "Tenant" is more than one person, corporation, or other entity, all of them shall join in executing such written notice specifying a different address or Landlord may elect to disregard such change of address.

ARTICLE 21.  WAIVER OF SUBROGATION.

        Anything herein to the contrary notwithstanding, each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or any one for whom such party may be responsible; provided, however, that if the releasor carries insurance upon his or its property against fire and other casualties, this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that such release shall not adversely affect or impair such policies or prejudice the right of the releasor to recover thereunder. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement.

ARTICLE 22. MISCELLANEOUS

        22.1 Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

        22.2 The captions used herein are for convenience only and do not limit of amplify the provisions hereof.

        22.3 One or more waivers of any covenant, term, or condition of this lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term, or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waiver or render unnecessary consent to or approval of any subsequent similar act.

        22.4 Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded form the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord. At any time when there is outstanding a mortgage, deed of trust, or similar security interest covering Landlord's interest in the Demised Premises, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust, or similar security instrument shall have received written notice of such default and a reasonable time for curing such default shall thereafter have elapsed.

        22.5 Landlord agrees that if Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this lease, at all times during the continuance of this lease have the peaceable and quiet enjoyment and possession of the Demised Premises.

        22.6 This lease contains the entire agreement between the parties, and no agreement shall be effective to change, modify, or terminate this lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification, or termination is sought.

        22.7 Tenant agrees that it will from time to time upon request by Landlord execute and deliver to Landlord a statement in recordable form certifying that this lease is unmodified and in force and effect (or if there have been modifications, that the same is in full force and effect as so modified).

        22.8 The laws of the state in which the Demised Premises is locate shall govern the interpretation, validity, performance and enforcement of this lease. If any provision of this lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this lease shall not be effected thereby.

        22.9 The terms, provisions and covenants contained in this lease shall apply to, inure to the benefit of and be binding upon all parties hereto and their respective heirs, successors in interest and legal representatives, except as otherwise herein expressly provided.

        22.10 In addition to the Minimum Guaranteed Rental, all other payments to be made by Tenant shall be deemed to be and shall become additional rental hereunder whether or not the same be designated as such, and Landlord shall have the same remedies for failure to pay the same as for non-payment of rent. Tenant shall not withhold or make other adjustments in its specified rental amounts for any reason.

        22.11   If Tenant is more than one person, corporation, or other entity
(i) all persons, corporations and other entities constituting Tenant shall be jointly and severally liable as Tenant hereunder, and (ii) the term "Tenant" under this lease shall refer to any one of the persons, corporations, or other entities constituting Tenant.

        22.12 No act or thing done by Landlord or its agent during the Lease Term shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept a surrender of the Demised Premises shall be valid unless the same be made in writing and subscribed by Landlord.

        22.13 There are attached hereto and incorporated herein by reference the following exhibits and addenda:

                              Legal Description

        22.14 Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this lease other than Landlord's broker, if any, and Tenant agrees to indemnify

Landlord and hold Landlord harmless from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any other broker or agent with respect to this lease.

      22.15 The submission of this lease to Tenant for examination does not constitute a reservation of or option for the Demised Premises and this lease becomes effective only upon execution by Landlord and Tenant. Tenant acknowledges that Landlord or Landlord's agents and employees have made no representations or promises with respect the Demised Premises or the Demised Premises except as herein expressly set forth and Tenant further acknowledges no rights, assessments, or licenses are acquired by Tenant by implication or otherwise, except as herein expressly set forth.

      27.16 This instrument supersedes in its entirety all leases between the parties (including Tenant's predecessor in interest, TYLER NEPHROLOGY ASSOCIATES, P.A.) relating to the Demised Premises. Landlord and Tenant ratify and confirm the Consent to Collateral Assignment of this lease to Tyler Bank & Trust, N.A.

ARTICLE 23.  OPTIONS TO RENEW.

     Contingent upon Tenant satisfying all of the following conditions, Tenant is hereby granted options to extend the Lease Term for two (2) additional periods of sixty (60) months each. The conditions are:

                (a) Tenant shall have fully performed all of its convenants, duties and obligation hereunder during the Lease Term and any extended term;

                (b) Tenant shall have given written notice to Landlord not less than ninety (90) days prior to the expiration of the Lease Term or extended term of Tenant's exercise of such option.

                (c) Time is of the essence in the exercise of this option and should Tenant fail to exercise this option by timely notice, this option shall lapse and be of no further force or effect. If Tenant effectively exercises one or both options herein granted, then all of the terms and provisions of this lease shall be applicable during any extension term except Tenant shall have no further right to renew or extend the Lease Term after the expiration or termination of the extended terms set forth in this Article and the Minimun Guaranteed Rental shall be adjusted as set forth in this paragraph. The Minimum Guaranteed Rental for each extended term shall be increased to reflect the percentage increase in the Bureau of Labor Statistics of the United States Department of Labor, Consumer Price Index, "All Urban Consumers, U.S. City Average, All Items" ("Index"). The increase shall be based on the original Minimum Guaranteed Rental in effect on the Commencement Date. Such increase shall be calculated for the period from and including the month in which the Commencement Date falls through and including the month in which the applicable extended term begins. If the Index is discontinued, the parties agree to accept such substitute index or formula as may be designated or promulgated by the United States Department of Labor Statistics or some other mutually acceptable replacement or substitute for the Index. The adjusted Minimum Guaranteed Rental shall remain the same during the applicable extended term.

      Executed as of the dates hereinabove stated.

                                          LANDLORD:

                                          /s/ James R. Cotton, M.D.
                                          -------------------------------------
                                          JAMES R. COTTON, M.D.

                                          /s/ Thomas A. Lowery, M.D.
                                          -------------------------------------
                                          THOMAS A. LOWERY, M.D.

                                          /s/ Roy D. Gerard, Jr., M.D.
                                          -------------------------------------
                                          ROY D. GERARD, JR., M.D.

                                          /s/ Kevin A. Curran, M.D.
                                          -------------------------------------
                                          KEVIN A. CURRAN, M.D.

                                          TENANT:

                                          RENAL CARE GROUP TEXAS, INC.

                                          By: /s/
                                             ----------------------------------
                                             Its Authorized Officer